Exhibit 4.3

SECOND AMENDMENT
TO
SECOND AMENDED AND RESTATED MASTER INDENTURE

THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED MASTER INDENTURE (this “Second Amendment”), dated as of September 22, 2023, is by and between FIRST NATIONAL MASTER NOTE TRUST, as statutory trust organized under the laws of the State of Delaware (“Issuer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. Bank National Association), a national banking association, as Trustee (the “Trustee”).

WHEREAS, the Issuer and the Trustee have executed that certain Second Amended and Restated Master Indenture, dated as of September 23, 2016 (as the same may be further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Indenture”); and

WHEREAS, the Issuer and the Trustee wish to amend the Indenture in accordance with Section 10.01(b) of the Indenture, as provided herein.

NOW THEREFORE, in consideration of the promises and agreements contained herein, the parties hereto agree to amend the provisions of the Indenture as follows:

SECTION 1.     Amendments to Annex A. The Indenture shall be and hereby is amended by amending and restating the defined terms “Permitted Investments” and “Qualified Institution” included in Annex A to the Indenture to read as follows:

“Permitted Investments” means, unless otherwise provided in the Indenture Supplement with respect to any Series (a) negotiable instruments or securities represented by instruments in bearer or registered form which evidence (i) obligations of or fully guaranteed as to timely payment of principal and interest by the United States of America; (ii) time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depository institution or trust company shall have: (x) for any such investment related to a Series then rated by Moody’s, a credit rating from Moody’s of at least “P-1”, (y) for any such investment related to a Series then rated by Standard & Poor’s, a credit rating from Standard & Poor’s of at least “A-1+”, and (z) for any such investment related to a Series then rated by Fitch, a deposit rating of at least “F1” or “A” by Fitch, or in the absence of a deposit rating, an issuer default rating of at least “F1” or “A” by Fitch; (iii) commercial paper having, at the time of the Trust’s investment or contractual commitment to invest therein, a rating from: (x) Moody’s of at least “P-1” for any such investment related to a Series then rated by Moody’s, (y) Standard & Poor’s of at least “A-1+” for any such investment related to a Series then rated by Standard & Poor’s and (z) Fitch of at least “F1” or “A” for any such investment related to a Series then rated by

Fitch; (iv) bankers acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market or common trust funds rated: (x) “AAA-m” or “AAA-mg” by Standard & Poor’s for any such investment related to a Series then rated by Standard & Poor’s, (y) “Aaa” by Moody’s for any such investment related to a Series then rated by Moody’s, and (z) “AAAmmf” by Fitch for any such investment related to a Series then rated by Fitch, or otherwise approved in writing by each Rating Agency; (b) demand deposits in the name of the Note Trust or the Indenture Trustee or an Affiliate of the Indenture Trustee in any depository institution or trust company referred to in clause (a)(ii) above; and (c) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Notes.

“Qualified Institution” means (i) a depository institution or trust company (which may include Indenture Trustee or an Affiliate of Indenture Trustee, Owner Trustee, Servicer or an Affiliate of Servicer) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia and with deposit insurance provided by the FDIC; provided, however, that such depository institution or trust company shall have at all times (x) for any Series then rated by Moody’s, either (1) a certificates of deposit, short-term deposits or commercial paper rating of at least “P-1” by Moody’s, or (2) a long-term unsecured debt rating (other than a rating based on collateral or on the credit of a Person other than such institution or trust company) of at least “Aa3” by Moody’s; (y) for any Series then rated by Standard & Poor’s, either (1) a certificates of deposit, short-term deposits or commercial paper rating of at least “A-1+” by Standard & Poor’s, or (2) a long-term unsecured debt rating (other than a rating based on collateral or on the credit of a Person other than such institution or trust company) of at least “AAA” by Standard & Poor’s; and (z) for any Series then rated by Fitch, either (1) a deposit rating of at least “F1” or “A” by Fitch, or (2) in the absence of deposit rating, an issuer default rating of at least “F1” or “A” by Fitch, or (ii) a depository institution, which may include the Servicer or the Indenture Trustee, which is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency or such other evidence as such Rating Agency may provide.

SECTION 2.    Effectiveness. The amendment provided for by this Second Amendment shall become effective upon receipt by the Trustee of each of the following:

(a)	the counterparts of this Second Amendment, duly executed by the parties hereto;

(b)	an Issuer Order pursuant to Section 10.01(b) of the Indenture;

(c)	an Officer’s Certificate from the Transferor addressed to the Trustee, to the effect that all requirements for the amendments contained in this Second Amendment have been met and Transferor reasonably believes such actions will not have an Adverse Effect; and

(d)	an Opinion of Counsel pursuant to Section 10.03 of the Indenture.

SECTION 3.     Indenture in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Indenture shall remain in full force and effect. All references to the Indenture in any other document or instrument shall be deemed to mean such Indenture as amended by this Second Amendment. This Second Amendment shall not constitute a novation of the Indenture, but shall constitute an amendment thereof. The parties hereto agree to by bound by the terms and obligations of the Indenture, as amended by this Second Amendment, as through the terms and conditions of the Indenture were set forth herein.

SECTION 4.     Counterparts. This Second Amendment may be executed in any number of counterparts and by separate parties hereto on separate counterparts, each of which when executed shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

SECTION 5.     Governing Law. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAW PROVISIONS WHICH WOULD OTHERWISE REQUIRE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 6.     Defined Terms and Section References. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Indenture. All section or subsection references herein shall mean the Sections or subsections of the Indenture, except as otherwise herein provided.

SECTION 7.     The Indenture Trustee. In entering into this Second Amendment, the Indenture Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee, whether or not elsewhere herein so provided. The Indenture Trustee makes no representation as to the validity, execution or sufficiency of this Second Amendment and assumed no responsibility for the correctness of the recitals contained herein, which shall be taken as statements of the Issuer.

SECTION 8.     Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Second Amendment is executed and delivered by Wilmington Trust Company, not individually or personally but solely as owner trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Wilmington Trust Company has not verified and has conducted no investigation as to the accuracy or completeness of any representation, warranty or covenant of the Issuer and (e) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Second Amendment or any other document to which the Issuer is a party.

[signature pages follow]

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Second Amendment to be duly executed by their respective officers as of the day and year first above written.

FIRST NATIONAL MASTER NOTE TRUST, as Issuer

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Acknowledged and Accepted:

FIRST NATIONAL FUNDING LLC, as Transferor

By:	First National Funding Corporation,
Its Managing Member

By:
Name: Anthony R. Cerasoli
Title: President

FIRST NATIONAL BANK OF OMAHA,
as Servicer

By
Name: Anthony R. Cerasoli
Title: Senior Vice President and Treasurer

[Signature page to Second Amendment to the
Second Amended and Restated Master Indenture]